Exhibit 5.1

KRIEGER & PRAGER LLP

39 Broadway

New York, NY 10006

May 3, 2012

chatAND, Inc.

321 West 44th Street

New York, New York 10036

Gentlemen:

We are acting as counsel for chatAND, Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 20,000,000 Units (the “Units”), each of which is comprised of shares of common stock (“Common Stock”) of the Company, par value $.00001 per share (collectively, the “Shares”), and warrants (collectively, the “Warrants”) to purchase shares of Common Stock, pursuant to the Registration Statement on Form S-1 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

Specifically, each Unit consists of one share of Common Stock and a Warrant to purchase one-half share of Common Stock. A maximum of 20,000,000 Units are being offered by the Company; accordingly a maximum of 20,000,000 shares of Common Stock are to be sold by the Company and a maximum of 10,000,00 shares of Common Stock are subject to issuance on exercise of the Warrants.

The Registration Statement also relates to the resale by the Selling Stockholders identified in this prospectus of up to 12,750,000 shares (the “Investor Shares”) of Common Stock, par value $.00001 per share, including (i) up to 8,500,000 shares of Common Stock issuable upon the conversion of Senior Convertible Debentures sold in a private placement, and (ii) up to 4,250,000 shares (the “Investor Warrant Shares”) of Common Stock issuable upon the exercise of the warrants issued to the Selling Stockholders in that private placement (the "Investor Warrants”).

We have reviewed and are familiar with such documents, certificates, corporate proceedings and other materials, and have reviewed such questions of law, as we have deemed relevant or necessary as a basis for this opinion. Based upon the foregoing, we are of the opinion that:

1.     The Shares and the Warrants have been duly authorized by all necessary corporate action of the Board of Directors of the Company (the “Board”). The Board has taken all necessary corporate action to establish the terms of offering of the Units and related matters. When the Units have been issued and sold by the Company in the manner contemplated by the Registration Statement, the Shares (including any shares of Common Stock duly issued upon the exercise of the Warrants in accordance with the terms thereof) will be duly authorized, validly issued, fully paid and non-assessable.

2.     The Warrants, when issued and sold in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, preference, moratorium, fraudulent conveyance or transfer or similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and by requirements of reasonableness, good faith and fair dealing.

3.     The Investor Shares tobe sold by the Selling Stockholders are duly authorized and legally issued, fully paid and non-assessable.e duly authorized and legally issued, full paid and non-assessable. Upon issuance upon the exercise of the Investor Warrants in accordance with the terms thereof , the Investor Warrant Shares to be sold by the Selling Stockholders will be duly authorized and legally issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the Private Corporations Law of the State of Nevada of the United States. This opinion opines upon such Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ KRIEGER & PRAGER, LLP KRIEGER & PRAGER, LLP